SUPPLEMENT dated July 9, 2003

(To Prospectus Supplement Dated June 24, 2003

to Prospectus Dated March 20, 2003)

$399,394,869 (Approximate)

Structured Asset Securities Corporation

Mortgage Pass-Through Certificates, Series 2003-20

Notwithstanding anything in the prospectus supplement to the contrary, the CUSIP numbers for the Class 3-AP and 3-PAX Certificates are as follows:

Class 3-AP

86359AG23

Class 3-PAX

86359AF99

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Capitalized terms used but not defined herein have the meanings assigned them in the accompanying prospectus supplement.